AMENDED AND RESTATED
                        CODE OF ETHICS (January 1, 2002)

                                  PHOENIX FUNDS
                PHOENIX-DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS
                          PHOENIX-ABERDEEN SERIES FUND
                            PHOENIX - ENGEMANN FUNDS
                              PHOENIX-SENECA FUNDS
                               PHOENIX-ZWEIG FUNDS


1.       Statement of Ethical Principles
         -------------------------------

         These principles apply to all Access Persons of each Phoenix advisory and broker-dealer subsidiary in their management and administration of the Phoenix Family of Funds (Phoenix Funds). Phoenix Investment Counsel, Inc., Duff & Phelps Investment Management Co, Phoenix-Aberdeen International Advisors, LLC, Roger Engemann & Associates, Inc., Seneca Capital Management LLC, Phoenix/Zweig Advisers LLC, Phoenix Equity Planning Corporation, and PXP Securities Corporation are related subsidiaries, which currently provide services to the Phoenix Funds and certain subaccounts of the Phoenix Edge Series Fund. To the extent necessary, each subsidiary may impose further limitations on personal trading subject to notifying Counsel and the Compliance Officer of the Phoenix Funds.

         When Fund Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code's specific provisions:

                  A. At all times, the interests of Fund shareholders must be paramount;

                  B. Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

                  C. No inappropriate advantage should be taken of any position of trust and responsibility.

2.       Definitions
         -----------

                  A. "Fund" means each and every investment company, or series thereof, or other institutional account managed by the Adviser, individually and collectively.

                  B. "Access Person" means any Trustee, officer, general partner, or Advisory Person of the Fund or its adviser. Disinterested Trustees are considered to be Non-Access Persons and are not subject to the personal securities trading and reporting requirements set forth under the code. The Compliance Department shall maintain a list of the Fund's Access Persons.

                  C. "Advisory Person" means (i) any employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control

                                      p. 1
                  relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase of sale of securities by the Fund. This grouping customarily includes the Portfolio Manager and other investment personnel comprising an investment team, such as an analyst or trader, who provide information and advice that enter into the investment decision to buy or sell a security on behalf of the Fund.

                  D. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the Advisory Person making the recommendation, when such person seriously considers making such a recommendation.

                  E. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of
                  Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

                  F. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act, as amended.

                  G. "Disinterested Trustee" means a Trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, as amended.

                  H. "Initial Public Offering" means a public sale of an issue not previously offered to the public.

                  I. "Managed Fund" shall mean those Funds, individually and collectively, for which the Portfolio Manager makes buy and sell decisions.

                  J. "Portfolio Manager" means the person (or one of the persons) entrusted with the day-to-day management of the Fund's portfolio.

                  K. "Private Placement" shall have the same meaning as that set forth in Section 4(2) of the Securities Exchange Act.

                  L. "Purchase or sale of a security" includes inter alia, the writing of an option or the purchase or sale of a security that is exchangeable for or convertible into, a security that is held or to be acquired by a Fund.

                  M.         "Security" shall have the meaning set forth in
                  Section 2(a)(36) of the Investment Company Act, as amended, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

3.       Exempted Transactions
         ---------------------

         The prohibitions of Section 4 of this Code shall not apply to:

                  A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control in the reasonable estimation of the Compliance Officer.

                                      p. 2

                  B. Purchases or sales of securities (1) not eligible for purchase or sale by the Fund; or (2) specified from time to time by the Trustees, subject to such rules, if any, as the Trustees shall specify.

                  C. Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

                  D. Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

                  E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  F. Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.

4.       Prohibited Activities
         ---------------------

                  A. IPO Rule: No Access Person may purchase securities in an Initial Public Offering, except with the prior approval of the Compliance Department. This rule also applies to IPO's offered through the Internet.

                  B. Private Placement Rule: No Access Person may purchase securities in a Private Placement unless the Compliance Department has approved such purchase. Any such approved purchase should be disclosed to the Fund if that issuer's securities are being considered for purchase or sale by the Fund.

                  C. Preclearance Rule: No Access Person may purchase or sell a security unless the Compliance Department has precleared such purchase or sale. Preclearance is required prior to executing a trade through a personal Internet brokerage account. Preclearance is required for ALL transactions in options, puts, calls and well-known stock indices (e.g. the S&P 500). Preclearance is valid through the business day next following the day preclearance is given.

                  Exceptions: The following securities transactions do not require preclearance. These exceptions do not apply to transactions in options:

                         1. Purchases or sales of up to 500 shares of securities of issuers ranked in the Standard & Poor's 500 Composite Stock Index (S&P 500) at the time of purchase or sale. The Compliance Department maintains this list on the Intranet web site and updates it after the end of each quarter.

                         2. Purchase orders sent directly to the issuer via mail (other than in connection with a Private Placement) or sales of such securities which are redeemed directly by the issuer via mail.

                  NOTE: THE COMPLIANCE DEPARTMENT MAY DENY APPROVAL OF ANY TRANSACTION REQUIRING PRECLEARANCE UNDER THIS PRECLEARANCE RULE, EVEN IF NOMINALLY PERMITTED

                                      p. 3

                  UNDER THIS CODE OF ETHICS, IF IT IS BELIEVED THAT DENYING PRECLEARANCE IS NECESSARY FOR THE PROTECTION OF A FUND. ANY SUCH DENIAL MAY BE APPEALED TO THE FUND'S COUNSEL. THE DECISION OF COUNSEL SHALL BE FINAL.

                  D. Open Order Rule: No Access Person may purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, when a Fund has a pending "buy" or "sell" order for that security of the same type (i.e. buy or sell) as the proposed personal trade, until the Fund's order is executed or withdrawn.

                  Exceptions:    The following securities transactions are
                  exempt from the Open Order Rule:

                         1. Purchases or sales of up to 500 shares of securities of issuers in the S&P 500 at the time of the transaction.

                         2. Purchases or sales approved by the Compliance Department in his/her discretion.

                  ANY PROFITS REALIZED ON A PERSONAL TRADE IN VIOLATION OF THIS
                  SECTION 4D MUST BE DISGORGED.

                  E. Blackout Rule: If a Portfolio Manager's Managed Fund holds a security that is the subject of a proposed personal trade by that Portfolio Manager, the Portfolio Manager is prohibited from buying or selling such security within 7 calendar days before and after the Managed Fund trades in such security.

                  Exceptions:    The following securities transactions are
                                 exempt from the Blackout Rule:

                         1. Purchases or sales of up to 500 shares of securities of issuers in the S&P 500 at the time of the transaction.

                         2. Purchases or sales approved by the Compliance Department in his/her discretion.

                  ANY PROFITS REALIZED BY A PORTFOLIO MANAGER ON A PERSONAL TRADE IN VIOLATION OF THIS SECTION 4E MUST BE DISGORGED.

                  F. Holding Period Rule: Access Persons must hold each Security, for a period of not less than sixty (60) days, whether or not the purchase of such Security was an exempt transaction under any other provision of Section 4.

                  ANY PROFITS REALIZED ON TRADING IN CONTRAVENTION OF THIS POLICY MUST BE DISGORGED.

                  G. No Access Person shall annually accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of the Fund.

                  H. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization from Counsel or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

                                      p. 4

5.       Compliance Procedures
         ---------------------

                  A. All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Compliance Department.

                  B. Every Access Person shall report to the Fund the information described in Section 5D of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                  C. A Disinterested Trustee of the Fund need only report a transaction in a security if such Trustee, at the time of that transaction knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Fund, should have known that, (1) during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by the Fund or (2) such security was being considered for purchase or sale by the Fund.

                  D. Every report required pursuant to Section 5B above shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                             (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                             (ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                             (iii) The price at which the transaction was effected;

                             (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                             (v) The date of approval of the transaction and the person who approved it as required by
                             Section 4B or C above.

                  E. Each Access Person shall submit a report listing all personal securities holdings to the Compliance Department upon the commencement of service and annually thereafter. The annual report shall be as of December 31 and include a certification by the Access Person that he or she has read and understood the Code of Ethics and has complied with the Code's requirements. The annual report and certification will be submitted to the Compliance Department by January 30. This requirement does not apply to a Disinterested Trustee.

                  F. Any report made under this Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                                      p. 5

                  G. The Compliance Officer shall submit an annual report to the Fund's Board of Trustees that summarizes the current Code of Ethics procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

                  H. Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Compliance Department.

6.       Sanctions
         ---------

         Upon discovering a violation of this Code, the Board of Trustees of the Fund, in addition to any remedial action already taken by the respective adviser or related entity, may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.



Code of Ethics1-1-02






                                      p. 6

                          PHOENIX-LJH ADVISORS FUND LLC
                                       AND
                     PHOENIX/LJH ALTERNATIVE INVESTMENTS LLC


                                 CODE OF ETHICS
                               (RULE 17J-1 POLICY)


I.     Legal Requirement
       -----------------

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any director, officer or employee of Phoenix-LJH Advisors Fund LLC (the "Company") or of its investment adviser, Phoenix/LJH Alternative Investments LLC (the "Adviser"), in connection with the purchase and sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Company:

       1.      To employ any device, scheme or artifice to defraud the Company;

       2. To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

       3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

       4. To engage in any manipulative practice with respect to the Company.

To assure compliance with these restrictions, the Company and the Adviser have adopted, and agreed to be governed by, the provisions contained in this Code of Ethics (the "Code").

II.    Definitions
       -----------

As used in the Code, the following terms have the following meanings:

       A. "Access Person" means any director, officer, or advisory person of the Company or the Adviser.

       B. "Advisory Person" means (i) any employee of the Company or the Adviser (or any company in a control relationship to the Company or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by the Company, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Company or the Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities by the Company.

       C. "Beneficial Ownership" generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under
               Section 16 of the Securities Exchange Act of 1934.

       D.      "Compliance Officer" means the Compliance Officer of the Adviser.

       E. "Covered Security" means any security as defined in Section 2(a)(36) of the 1940 Act except (i) direct obligations of the government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
               (iii) shares issued by open-end registered investment companies (mutual funds). Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

       F. "Investment Personnel" means (i) any employee of the Company or the Adviser (or of any company in a control relationship to the Company or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company; and (ii) any natural person who controls the Company or the Adviser and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

       G. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

       H. "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days, (i) is or has been held by the Company, or (ii) is being or has been considered by the Company or the Adviser for purchase by the Company. This definition also includes any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

III.   General Principles
       ------------------

The Company and the Adviser shall be governed by the following principles and shall apply them to their Access Persons, as applicable.

       A. No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

       B. The interests of the Company and its members are paramount and come before the interests of any Access Person.

       C. The personal investing activities of all Access Persons shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Company and its members.

       D. Access Persons shall not use their positions, or any investment opportunities presented by virtue of their positions, to the detriment of the Company and its members.

IV.    Substantive Restrictions
       ------------------------

       A. The price paid or received by the Company for any security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end, no Access Person shall buy or sell a security within seven days before or after the Company trades in the security. The prohibition of this Section IV paragraph A shall not apply to:

               1. Purchases or sales effected in any account over which the
                  Access Person has no direct or indirect influence or control or in which the Access Person has no "pecuniary interest" as such term is defined in Rule 16a-1(a)(2)(i) of the Securities Exchange Act of 1934;

               2. Purchases or sales of Covered Securities which are not
                  eligible for purchase or sale by the Company;

               3. Purchases or sales which are non-volitional on the part of either the Access Person or the Company;

               4. Purchases which are part of an automatic dividend reinvestment plan or payroll deduction plan or other similar automatic investment program;

               5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

               6. Any Covered Securities transaction, or series of related
                  Covered Securities transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.

               7. Access Persons should consult the Compliance Officer if there are any questions about whether one of the exemptions listed above applies to a given Covered Securities transaction.

       B. No Access Person shall buy or sell a security on any day during which the Company has a "buy" or "sell" order pending on that same security. An Access Person may execute such transaction on such same security no earlier than the day after the Company has executed or withdrawn that order.

       C. Investment Personnel may not acquire any securities issued as part of an initial public offering of the issuer.

       D. Investment Personnel must seek prior approval in the form attached hereto as Exhibit A from the Compliance Officer for Limited Offering transactions. Such approval shall take into account, among other factors, whether the investment opportunity should be reserved for the Company and whether the opportunity is being offered to such person because of his or her position with the Company or the Adviser. Investment Personnel who have been authorized to acquire securities in a Limited Offering must disclose their interests if the person is involved in the Company's consideration of an investment in such issuer. Any decision to acquire the issuer's securities on behalf of the Company shall be subject to review by Investment Personnel with no personal interest in the issuer.

       E. Investment Personnel may not profit from the purchase and sale or sale and purchase of the same or equivalent securities within 60 calendar days. Nothing in this restriction shall be deemed to prohibit avoidance of loss through trading within a period shorter than 60 calendar days.

       F. Investment Personnel must not accept gifts in excess of limits contained in Section 10(a) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. from any entity doing business with or on behalf of the Company or the Adviser.

       G. Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

       H. Any profits derived from securities transactions in violation of this Section IV paragraphs A, B, C, D or E shall be forfeited and may be paid to the Company for the benefit of its members, if such a payment is determined by the Board of Directors to be appropriate under the circumstances, or to a charity determined by the Board of Directors. Gifts accepted in violation of this
               Section IV paragraph D shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of the Company and its members.

V.     Reporting Procedures
       --------------------

To enable the Company and the Adviser to determine with reasonable assurance whether the provisions of Rule 17j-1(b) and this Code are being observed by their Access Persons:

       A. Each Access Person shall submit reports in the form attached hereto as Exhibit B to the Compliance Officer not later than 10 days after becoming an Access Person and not later than 10 days after the end of each calendar year.

       B. Within 10 days after the end of each calendar quarter, each Access Person shall submit reports in the form attached hereto as Exhibit C to the Compliance Officer.

       C. Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such Access Person (a) duplicate copies of broker trade confirmations covering each transaction in a Covered Security in such account and (b) copies of periodic statements with respect to the account. An Access Person need not make a quarterly transaction report under paragraph B of this Section V if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the Access Person in the time period required by paragraph B, if all of the information required by that paragraph B is contained in the broker trade confirmations or account statements.

VI.      Reporting Requirements for Directors who are not "Interested Persons"
         ---------------------------------------------------------------------
         of the Company and for Directors who are not "Interested Persons" of
         --------------------------------------------------------------------
         the Adviser
         -----------

The provisions of Section IV paragraph A and B and the provisions of Sections V and VII shall not apply to: (i) any director who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act and who would not otherwise be considered an Access Person ("Independent Directors") and
(ii) any director of the Adviser who is not an "interested person" of the Adviser within the meaning of Section 2(a)(19) of the 1940 Act and who would not otherwise be considered an Access Person ("Independent Directors"). However, Independent Directors of the Company and of the Adviser shall submit a report in the form attached as Exhibit D to the Compliance Officer not later than 10 days after the end of each calendar quarter with respect to any Covered Securities transaction occurring in such quarter only if the Independent Director knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director, should have known that, during the 15-day period immediately before or after the date of the Covered Securities transaction, the Company purchased or sold the Covered Security, or the Company or the Adviser considered purchasing or selling the Covered Security.

VII.   Notification of Access Persons; Certifications
       ----------------------------------------------

The Compliance Officer shall notify each Access Person that he or she is subject to this Code, and shall deliver a copy of this Code to each Access Person. After reading this Code, each Access Person shall make the certification contained in Exhibit E. Each Access Person will also be required to make the certification in Exhibit E each year he or she is an Access Person within 10 days after the end of each calendar year.

VIII.  Review of Reports Required by this Code of Ethics
       -------------------------------------------------

Each report required to be submitted under Sections IV through VII of this Code will be promptly reviewed by the Compliance Officer when submitted. Any violation or potential violation of the Code shall be brought to the attention of the Chief Executive Officer of the Adviser within five business days of its discovery. The Compliance Officer will investigate any such violation or potential violation and report to the Board of Directors of the Company with a recommendation of appropriate action to be taken against any individual whom it is determined has violated this Code, as is necessary to cure the violation and prevent future violations. The Compliance Officer will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

IX.    Reports to the Board of Directors of the Company
       ------------------------------------------------

       A. No less frequently than annually, the Compliance Officer shall submit to the Board of Directors of the Company a written report
               (i) describing any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of the Code, and (ii) certifying that this Code contains procedures reasonably necessary to prevent Access Persons from violating it.

       B. The Board shall consider reports made to it pursuant to Section IX paragraph A and determine what sanctions, if any, in addition to any forfeitures imposed pursuant to Section IV paragraph H, should be imposed for the material violations reported. Sanctions may include, among other things, a letter of sanction or suspension or termination of the employment of the violator. The Board shall also consider whether it is appropriate under the circumstances for any forfeitures imposed pursuant to Section IV paragraph H to be paid to the Company or whether a charity should be designated to receive such forfeitures.

       C. The Board of Directors shall review this Code and the operation of these policies at least once a year.

X.     Recordkeeping
       -------------

This Code, any written prior approval for a Covered Securities transaction given pursuant to Section V of this Code, a copy of each report by an Access Person, a record of any violation of this Code and any action taken as a result of the violation, any written report hereunder by the Compliance Officer, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Company's records for the periods and in the manner required by Rule 17j-1.

Dated:  December 17, 2002

                                    EXHIBIT A
                                    ---------

                          PHOENIX-LJH ADVISORS FUND LLC
                                       AND
                     PHOENIX/LJH ALTERNATIVE INVESTMENTS LLC

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Access Person Name _______________________________

Person On Whose Behalf Trade is Being Done (if different) ______________________

Broker ___________________ Brokerage Account Number _________________

Covered Security _____________________________________________
                     Company Name, Type of Covered Security

Number of Shares or Units ________________  Price per Share or Unit ____________

Approximate Total Price __________________  Buy or Sell ________________________

I HEREBY CERTIFY THAT ALL OF THE FOLLOWING INFORMATION IS TRUE AND COMPLETE:

To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Code.

_______________________________________     ________________
Signature                                         Date

When signed and dated by the Compliance Officer, this authorization is approved for this transaction only and is effective for 24 hours from the time written below unless you are notified otherwise by the Compliance Officer. A record of this transaction will be kept by the Compliance Director in confidential files.(1)


                                                                            a.m.
_______________________________________     ________________  ______________p.m.
Compliance Officer                                Date             Time


----------
(1) Compliance Director please note: If approval is granted to acquire securities in a Limited Offering, indicate the reasons for such approval on the reverse side of this form. This form must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, whichever is later.

                                    EXHIBIT B
                                    ---------

                          PHOENIX-LJH ADVISORS FUND LLC
                                       AND
                     PHOENIX/LJH ALTERNATIVE INVESTMENTS LLC

                    INITIAL/ANNUAL SECURITIES HOLDINGS REPORT

                THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON
                 WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND
         WITHIN 10 DAYS AFTER THE END OF EACH CALENDAR YEAR THEREAFTER.

The following list, which is current as of the date indicated below, accurately reflects my current personal securities holdings in which I have a direct or indirect beneficial interest:

------------------------ -------------- ---------------- -----------------------

                                                                 BROKER/
                             NO. OF        PRINCIPAL     DEALER OR BANK THROUGH
        SECURITY             SHARES         AMOUNT        WHOM ACCOUNT IS HELD
        --------            --------      -----------     --------------------
------------------------ -------------- ---------------- -----------------------

------------------------ -------------- ---------------- -----------------------

------------------------ -------------- ---------------- -----------------------

------------------------ -------------- ---------------- -----------------------

------------------------ -------------- ---------------- -----------------------

------------------------ -------------- ---------------- -----------------------

------------------------ -------------- ---------------- -----------------------

------------------------ -------------- ---------------- -----------------------

The chart above (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities holdings of securities which are not Covered Securities, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

I have an account or accounts, over which I have direct or indirect influence or control, in which securities (including securities which are not considered Covered Securities) which are not listed above are held for my direct or indirect benefit as of the date below with the following brokers, dealers or banks:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: __________________________            Signature: ________________________

                                    EXHIBIT C
                                    ---------

                          PHOENIX-LJH ADVISORS FUND LLC
                                       AND
                     PHOENIX/LJH ALTERNATIVE INVESTMENTS LLC

                       QUARTERLY BROKERAGE ACCOUNT REPORT

                FOR THE CALENDAR QUARTER ENDED __________________

                THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON
               WITHIN 10 DAYS OF THE END OF EACH CALENDAR QUARTER.

During the quarter referred to above, the following transactions were effected in Covered Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of Ethics:

---------- ------------ ------------- ------------- ------------ ------- --------------
                                                     NATURE OF              BROKER/
                        NO. OF SHARES INTEREST RATE  TRANSACTION          DEALER OR BANK
             DATE OF    OR PRINCIPAL   AND MATURITY  (PURCHASE,           THROUGH WHOM
 SECURITY  TRANSACTION    AMOUNT          DATE      SALE, OTHER)  PRICE     EFFECTED
 --------  -----------  ------------     ------     ------------  -----    ------------
---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Covered Securities, and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.




[ ] During the quarter referenced above, I did not establish any new accounts in which securities (including securities which are not considered Covered Securities) were held during such quarter for my direct or indirect benefit.

                                       OR

[ ] During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Covered Securities) were held for my direct or indirect benefit:

      --------------------------------------- ----------------------------------
           Name of Broker, Dealer or Bank         Date Account Established
           ------------------------------         ------------------------
      --------------------------------------- ----------------------------------

      --------------------------------------- ----------------------------------

      --------------------------------------- ----------------------------------

      --------------------------------------- ----------------------------------

      --------------------------------------- ----------------------------------




Dated: __________________________            Signature: ________________________

                                    EXHIBIT D
                                    ---------

                          PHOENIX-LJH ADVISORS FUND LLC
                                       AND
                     PHOENIX/LJH ALTERNATIVE INVESTMENTS LLC

                     QUARTERLY SECURITIES TRANSACTION REPORT
                            FOR INDEPENDENT DIRECTORS

                FOR THE CALENDAR QUARTER ENDED __________________

              THIS FORM MUST BE COMPLETED BY INDEPENDENT DIRECTORS WITHIN 10 DAYS OF THE END OF EACH APPLICABLE CALENDAR QUARTER.

During the quarter referred to above, the following transactions were effected in Covered Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of Ethics by reason of the fact that I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a director, should have known that, during the 15-day period immediately before or after the date of the Covered Securities transaction, the Company purchased or sold the Covered Security, or the Company or the Adviser considered purchasing or selling the Covered Security.

---------- ------------ ------------- ------------- ------------ ------- --------------
                                                     NATURE OF              BROKER/
                        NO. OF SHARES INTEREST RATE  TRANSACTION          DEALER OR BANK
             DATE OF    OR PRINCIPAL   AND MATURITY  (PURCHASE,           THROUGH WHOM
 SECURITY  TRANSACTION    AMOUNT          DATE      SALE, OTHER)  PRICE     EFFECTED
 --------  -----------  ------------     ------     ------------  -----    ------------
---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

---------- ------------ ------------- ------------- ------------ ------- --------------

This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Covered Securities, and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.



Dated: __________________________            Signature: ________________________

                                    EXHIBIT E
                                    ---------

                          PHOENIX-LJH ADVISORS FUND LLC
                                       AND
                     PHOENIX/LJH ALTERNATIVE INVESTMENTS LLC

                           CERTIFICATION OF COMPLIANCE

                THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON
                 WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND
         WITHIN 10 DAYS AFTER THE END OF EACH CALENDAR YEAR THEREAFTER.


I hereby acknowledge receipt of the Code of Ethics (the "Code") applicable to the Phoenix-LJH Advisors Fund LLC and its investment adviser, Phoenix/LJH Alternative Investments LLC. I hereby certify that I (i) recently have read/re-read the Code (including any updates thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.




Name:             _________________________________
                  (Please print or type clearly)


Signature:        _________________________________


Date:             _________________________________